Exhibit 99.1

FLEET STATUS REPORT AS OF SEPTEMBER 24, 2010

Rig Name	Rig Type	Location	Status	Client	Dayrate ($US)	Estimated[1] Days	Completion	Comments[1]
U.S. MARKETED (8)
SEAHAWK 2602	250'MC	US GOM	Contracted	Energy XXI	$40,000	5	29-Sep-2010	Permitted
SEAHAWK 2601	250'MC	US GOM	Contracted	Hilcorp	$41,000	14	8-Oct-2010	Permitted
SEAHAWK 2600	250'MC	US GOM	Contracted	Tarpon	$40,000	20	14-Oct-2010	Permitted
SEAHAWK 2505	250'MS	US GOM	Available
SEAHAWK 2504	250'MS	US GOM	Available
SEAHAWK 2007	200'MC	US GOM	Contracted	Breton	$35,000	26	20-Oct-2010	Permitted
SEAHAWK 2004	200'MC	US GOM	Contracted	Bandon Oil & Gas	$36,000	4	28-Sep-2010	Permitted
SEAHAWK 2001	200'MC	US GOM	Contracted	Medco Energi	$30,000	6	30-Sep-2010	Permitted
			Contracted	Petroquest	$32,000	15	16-Oct-2010	Permitted
U.S. COLD STACKED (12)
SEAHAWK 3000	300'MC	US GOM	Cold Stacked/Shipyard

1) Contracted/permitted with Energy XXI at $55,000/day for 7 days; deferred until Q4 2010

2) Contracted/permitted with Badger at $55,000/day for 40 days; deferred and will follow Energy XXI's project

3) Contracted/permit pending with Arena at $60,000/day for 5 well program (estimate 150 days); will follow Badger's project

SEAHAWK 2500	250'MS	US GOM	Cold Stacked					Contracted with Arena Offshore at $35,000/day for 70 days; deferred until Nov-2010. Another Seahawk rig may be substituted
SEAHAWK 2501	250'MS	US GOM	Cold Stacked
SEAHAWK 2502	250'MS	US GOM	Cold Stacked
SEAHAWK 2003	200'MC	US GOM	Cold Stacked
SEAHAWK 2006	200'MC	US GOM	Cold Stacked
SEAHAWK 2503	250'MS	US GOM	Cold Stacked
SEAHAWK 2005	200'MC	US GOM	Cold Stacked
SEAHAWK 2008	200'MC	US GOM	Cold Stacked
SEAHAWK 2002	200'MC	US GOM	Cold Stacked
SEAHAWK 2000	200'MC	US GOM	Cold Stacked
SEAHAWK 800	80'MC	US GOM	Cold Stacked

Changes from previous Fleet Status Report denoted in bold

1 The number of days to complete the program are estimated for U.S. well-to-well contracts. The actual number of days contracted may vary from this estimate.